Exhibit 3.25

CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL IDENTITY, INC.

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), and pursuant to the plan of conversion and certificate of conversion approved in accordance with the TBOC, this Certificate of Formation is filed with the Secretary of State of the State of Texas.

ARTICLE I

The name of the filing entity is Clear Channel Identity, Inc. (the “Corporation”).

ARTICLE II

The Corporation is a domestic for-profit corporation.

ARTICLE III

The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the laws of the State of Texas.

ARTICLE IV

The aggregate number of shares that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 each.

ARTICLE V

The street address of the initial registered office of the Corporation is 701 Brazos Street, Suite 1050, Austin, Texas 78701, and the name of the Corporation’s initial registered agent at such address is Corporation Service Company.

ARTICLE VI

The number of directors constituting the initial Board is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are duly elected and qualified are as follows:

NAME	ADDRESS

L. Lowry Mays	200 East Basse Rd. San Antonio, TX 78209

Mark P. Mays	200 East Basse Rd. San Antonio, TX 78209

Randall T. Mays	200 East Basse Rd. San Antonio, TX 78209

ARTICLE VII

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for any of the following:

(a)	a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)	an act or omission not in good faith that constitutes a breach of the director’s duty to the Corporation;

(c)	an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law;

(d)	a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(e)	an act or omission for which the director’s liability is expressly provided by an applicable statute.

If the TBOC is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article VII shall be prospective only and shall not adversely affect any limitation on the personal liability of a director at the time of such repeal or modification.

ARTICLE VIII

The Corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities as and to the fullest extent permitted under the TBOC, as presently in effect and as hereafter amended, and shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such person’s behalf as and to the fullest extent permitted by the TBOC, as presently in effect and as hereafter amended.

ARTICLE IX

The Corporation is formed under a plan of conversion. The following information relates to the converting entity:

Name:	Clear Channel Identity, L.P.
Address:	1021 Main Street, Suite 1150 Houston, Texas 77002
Date of formation:	July 27, 2002
Prior form of organization:	Limited Partnership
Jurisdiction of organization:	Texas

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed on the 12th day of December 2008.

CLEAR CHANNEL IDENTITY, LP

By:	CC IDENTITY GP, LLC,
its general partner

	By:	/s/ Scott T. Bick
Scott T. Bick, Vice President/Corporate Tax

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

Clear Channel Identity, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	801066128

The date of formation of the entity is:	12/22/08

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

iHM Identity, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐  A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐  B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A.  ☒  This document becomes effective when the document is filed by the secretary of state.

B.  ☐  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.  ☐  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	September 10, 2014

By:

Signature of authorized person

Hamlet T. Newsom Jr.
Printed or typed name of authorized person (see instructions)

Form 424	8